EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement of GTC Telecom Corp, (the "Company") on Form SB-2 of our report dated July 27, 2001, on the financial statements of the Company as of June 30, 2001 and 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears under the caption "Experts" in such Prospectus.

                                   CORBIN & WERTZ


Irvine, California
November 20, 2001